                                                                     Appendix G

                          DYNAMICWEB ENTERPRISES, INC.

                  PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 18, 2000

        THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Steven L. Vanechanos, Jr. or Steve Vanechanos, Sr., and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of DynamicWeb Enterprises, Inc., a New Jersey corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Stockholders of the Company to be held at the Ramada Inn, located at 38 Two Bridges Road, Fairfield, New Jersey, on Tuesday, April 18, 2000 at 10:00 a.m. (local time), or any adjournment thereof, with all the powers the undersigned would have if personally present, on the following matters:

             IMPORTANT: SIGNATURE AND DATE REQUIRED ON REVERSE SIDE

                             YOUR VOTE IS IMPORTANT
                            VOTE BY INTERNET/TELPHONE
                          24 HOURS A DAY, 7 DAYS A WEEK


INTERNET                    TELEPHONE                       MAIL
--------                    ---------                       ----
Go to the website address:  - Call the toll-free number    - Mark, sign and date your proxy
[_______]                   [________] from any touch-     card.
                            tone telephone.
- Have your proxy card                                     - Detach your proxy card.
ready                       - Have your proxy card ready.
                                                           - Return your proxy card in the
- Enter your control        - Enter your control number    postage-paid envelope provided
number printed in the       printed in the box below.      or return it to: [___________]
box below.
                            - Follow the simple recorded
- Follow the simple         instructions to record your
instructions that appear    vote.
on your computer screen
to record your vote

- DO NOT mail your          - DO NOT mail your vote if
vote if you are voting      you are voting by telephone.
by internet.


--------------------------------------------------------------------------------
YOUR CONTROL NUMBER IS: [_________]
--------------------------------------------------------------------------------

A [X] Please mark your votes as in this example.



                                              FOR        AGAINST      ABSTAIN
1. Approval of the Agreement and Plan of
   Merger, dated December 1, 1999, as
   amended by Amendment No. 1, dated
   February 29, 2000, by and between the
   Company and eB2B Commerce, Inc.         ---------     --------     ----------
   ("eB2B").

2. Approval of the proposal to amend and
   restate the Company's certificate of
   incorporation to change the name of the
   Company, to increase the number of
   authorized shares of capital stock, to
   authorize the creation of a new series
   of preferred stock and to eliminate     ---------     --------     ----------
   certain anti-takeover provisions.

3. Adoption of the 2000 Stock Option Plan. ---------     --------     ----------

4. In their discretion, the above named proxies are authorized to vote in accordance with their own judgment upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is indicated, this Proxy will be voted "FOR" items 1, 2 and 3 and the Proxies will use their discretion with respect to any matters referred to in item 4.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus and hereby revokes any Proxy or Proxies heretofore given.

SIGNATURE(S):____________________  ______________________ DATED: ________, 2000
                                   (Signature if jointly)

NOTE: Please complete, date and sign exactly as your name appears hereon. When signing as attorney, administrator, executor, guardian, trustee or corporate official, please add your title. If shares are held jointly, each holder should sign.





                                   G-2